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                                                                EXHIBIT 23.4

           [LETTERHEAD BURNS, DOANE, SWECKER & MATHIS, LLP]



January 8, 1997


VIA FEDERAL EXPRESS

George B. Wallace
Micro Therapeutics, Inc.
1062-F Calle Negocio
San Clemente, California 92673


                Re: Consent to Inclusion of Name in Registration Statement
                    for Micro Therapeutics, Inc.


Dear George:

Burns, Doane, Swecker & Mathis consents to the inclusion in the Micro Therapeutics, Inc. Registration Statement on Form SB-2, and any amendments thereto, of our name and the statements with respect to us, as appearing under the heading "Experts".

                                        Yours truly,


                                        /s/ Robert E. Krebs
                                        ----------------------------
                                        Robert E. Krebs


REK:cf

cc: Bruce Feuchter, Esq.